UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): March 6, 2001


                                 FX ENERGY, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                        0-25386               87-0504461
 ------------------------------  -----------------------    -----------------
(State or other jurisdiction of (Commission File Number)      (IRS Employer
incorporation or organization)                              Identification No.)


           3006 Highland Drive
                Suite 206
           Salt Lake City, Utah                                    84106
   ----------------------------------------                     -----------
   (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         The Kleka 11 well started producing gas in late February. Production began at an initial rate of 2 million cubic feet per day and FX Energy plans to gradually increase the production rate to 4 million cubic feet per day later in the week. The well will be produced at the 4 million cubic feet per day rate for two years, at which time pressure and production data will be evaluated and the production rate will be adjusted accordingly. This is the first production by a western company in Poland. FX Energy owns a 49% interest in the Kleka 11 well and the Polish Oil and Gas Company operates and owns the remaining 51%.

         Operations are currently underway to permanently complete for production the Tuchola 108-2 well. As part of the completion operation, the well will undergo an extended flow test to better understand the reservoir capability and to help in establishing the projected deliverability rate. The Tuchola 108-2 flowed gas on a preliminary test from an approximately 200 foot thick section in the Main Dolomite and is operated by Apache Corporation.

         Construction of the location for the Chojnice 108-6 well is underway and as soon as the flow test of the Tuchola 108-2 has been completed, the rig will be moved on and drilling operations commenced. The Chojnice location is approximately 3 kilometers from the Tuchola well and will test the same Main Dolomite formation that is productive at Tuchola.

         As part of the ongoing exploration effort in the Pomeranian project area, a 280 kilometer 2-D seismic program has begun. This program is designed to help establish the size of the Tuchola structure as well as to mature nearby leads into drillable prospects.

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This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         FX ENERGY, INC.
                                         Registrant

Dated:  March 8, 2001                    By  /s/ Scott J. Duncan
                                             -------------------
                                             Scott J. Duncan, Vice-President